EXHIBIT 32.2

THE PENN TRAFFIC COMPANY

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of The Penn Traffic Company (the “Company”) on Form 10-Q for the fiscal period ending October 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Eric Sattler, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934*; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Eric Sattler
Eric Sattler
Chief Financial Officer

December 21, 2009

* - The report does not so comply to the extent described within Note 1 to the financial statements.